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                                                                     EXHIBIT 5.1

         [Letterhead of Giancarlo & Gnazzo, A Professional Corporation]

                                                                    May 13, 1999

Yamaha Motor Receivables Corporation
6555 Katella Avenue, Suite A
Cypress, California 90630

Re:      Yamaha Motor Master Trust
         Floating Rate Series 1999-1 Asset-Backed Certificates
         Registration Statement on Form S-1, No. 333-74069

Ladies and Gentlemen:

         We have acted as special counsel to Yamaha Motor Receivables Corporation (the "Company") in connection with the preparation and filing of the registration statement on Form S-1 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of the Yamaha Motor Master Trust (the "Trust"), Floating Rate Series 1999-1 Asset-Backed Certificates (the "Series 1999-1 Certificates"). Capitalized terms used but not defined herein shall have the same meaning as in the Registration Statement.

         In rendering the opinion set forth below, we have examined (i) copies of the Company's certificate of incorporation and bylaws, each as amended to date, (ii) minutes of meetings of the Company's Board of Directors, (iii) the forms of agreements filed as exhibits to the Registration Statement pursuant to which the Trust was formed and the Series 1999-1 Certificates will be issued, including the form of Pooling and Servicing Agreement (the "Agreement"), (iv) the form of Series 1999-1 Supplement to the Agreement (the "Supplement"), (v) the forms of the Series 1999-1 Certificates, (v) the form of Underwriting Agreement (the "Underwriting Agreement") among the Company, Yamaha Motor Corporation, U.S.A., and Chase Securities Inc., as Underwriter (the "Underwriter"), and (vi) such other records and documents, certificates of corporate and public officials, and such investigations of law, as we have considered necessary or appropriate.

         In our examination, we have assumed (i) the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or other copies, and the authenticity of the originals of such copies and (ii) that the transactions described in or contemplated by the foregoing documents have been and will be consummated in accordance with the terms of such operative documents, and that such documents accurately reflect the material facts of such transactions.

         Members of our firm are admitted to practice in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the State of New York.


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         Based on the foregoing, assuming that the issuance and sale of the
Series 1999-1 Certificates have been duly authorized by the Company, when executed and authenticated as specified in the Agreement and the Supplement, and delivered to and paid for by the Underwriter pursuant to the Underwriting Agreement, the Series 1999-1 Certificates will be legally issued and outstanding, fully paid and non-assessable, and will be entitled to the benefits of the Agreement and the Supplement.

         Other than as expressly stated above, we express no opinion on any issue relating to the Company, the Trust, or to any series of certificates other than the Series 1999-1 Certificates described in the Registration Statement.

         We are furnishing this opinion to you solely in connection with the filing of the Registration Statement and it is not to be relied upon, used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

         We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and related prospectus under the heading "Legal Matters." In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                                      Very truly yours,


                                                      /s/ GIANCARLO & GNAZZO,
                                                      A PROFESSIONAL CORPORATION